Exhibit 3.1

ARTICLES OF INCORPORATION OF Nihon Shintatsu Co., Ltd.

CHAPTER I. GENERAL PROVISIONS

(Company Name)

Article 1	The Company shall be called Nihon Shintatsu Kabushiki Kaisha, and it shall be referred to in English as Nihon Shintatsu Co., Ltd.

(Purpose)

Article 2	The Company shall engage in the following businesses:

(1)	Purchase, brokerage, intermediation, leasing, management and development of real estate, together with consulting services related thereto.

(2)	Financial services, comprehensive leasing services and investment in securities.

(3)	Commissioned surveys and research concerning trade, foreign exchange, international finance and international investment, and support services related thereto.

(4)	Interpretation and translation services.

(5)	Agency business for life insurance and non-life insurance.

(6)	Worker-dispatching business.

(7)	Various support services for technical intern trainees and specified skilled foreign workers.

(8)	Intermediation and consulting services for the employment of foreign workers.

(9)	Educational services, counselling and consulting services for human-resources development.

(10)	Paid and free employment-placement services.

(11)	Sale, import and export of food products and marine products.

(12)	General freight transportation by sea and land.

(13)	Restaurant management.

(14)	Mail-order sales via the Internet.

(15)	Any and all businesses incidental to each of the preceding items.

(Location of Head Office)

Article 3	The Company shall have its head office located in Otaru-shi, Hokkaido, Japan.

(Method of Public Notice)

Article 4	Public notices of the Company shall be published in the Official Gazette of Japan.

CHAPTER II. SHARES

(Total Number of Shares Authorized to Be Issued)

Article 5	The total number of shares the Company is authorized to issue shall be 5,000 shares.

(Restriction on Transfer of Shares)

Article 6	All shares issued by the Company shall be subject to restrictions on transfer; any person who acquires shares by transfer must obtain approval of the General Meeting of Shareholders.

(Record Date)

Article 7	Shareholders whose names are entered or recorded in the final shareholder register as of the last day of each business year shall be entitled to exercise their rights at the ordinary General Meeting of Shareholders for that business year.

CHAPTER III. GENERAL MEETING OF SHAREHOLDERS

(Convocation)

Article 8	An ordinary General Meeting of Shareholders shall be convened within three (3) months from the day following the last day of each business year, and extraordinary General Meetings of Shareholders shall be convened whenever necessary.

(Chairperson and Method of Resolution)

Article 9	The President and Representative Director shall act as chairperson of the General Meeting of Shareholders.

2	Unless otherwise provided by laws or these Articles of Incorporation, resolutions of the General Meeting of Shareholders shall be adopted by a majority of the voting rights of the shareholders present who are entitled to exercise their voting rights.

3	Special resolutions prescribed in Article 309, paragraph 2 of the Companies Act shall be adopted by shareholders holding not less than one-third of the voting rights of all shareholders eligible to exercise their voting rights, and by not less than two-thirds of the voting rights of the shareholders present.

CHAPTER IV. DIRECTORS AND BOARD OF DIRECTORS

(Number of Directors)

Article 10	The number of Directors of the Company shall not exceed five (5).

(Qualifications)

Article 11	Directors shall, in principle, be elected from among the shareholders of the Company.

2	Notwithstanding the preceding paragraph, Directors may be elected from among persons other than shareholders by a majority of the voting rights of the shareholders present who are entitled to exercise their voting rights.

(Method of Election and Removal of Directors)

Article 12	Directors shall be elected at a General Meeting of Shareholders at which shareholders holding not less than one-third of the total voting rights are present, by a majority of the voting rights of the shareholders present.

2	Cumulative voting shall not be used in the election of Directors.

3	Directors may be removed by a special resolution prescribed in Article 309, paragraph 2 of the Companies Act.

(President and Representative Director)

Article 13	When there are two or more directors, one representative director shall be appointed by mutual election among the directors.

2	When the representative director is the president and there is one director, that director shall be the president.

3	The Representative Director shall be the President and shall conduct the business of the Company.

(Term of Office)

Article 14	The term of office of Directors shall expire at the conclusion of the ordinary General Meeting of Shareholders concerning the final business year ending within ten (10) years after their election.

2	The term of office of a Director elected to fill a vacancy or to increase the number of Directors shall expire when the term of office of the other Directors then in office expires.

CHAPTER V. ACCOUNTS

(Business Year)

Article 15	The Company’s business year shall begin on May 1 of each year and end on April 30 of the following year.

CHAPTER VI. MISCELLENEOUS

(Shares Issued upon Incorporation)

Article 16	The type and number of shares to be issued upon the establishment of the Company shall be 400 shares of common stock, with an issue price of ¥50,000 per share.

(Minimum Amount of Assets to be Contributed upon Establishment)

Article 17	The minimum amount of capital to be contributed upon the establishment of the company shall be 20 million yen.

(First Fiscal Year)

Article 18	The Company’s first fiscal year shall be from the date of the Company’s establishment to April 30, 2017.

(Directors at the Time of Incorporation)

Article 19	The officers at the time of the company’s establishment shall be as follows.

Director at the time of incorporation	Hideyuki Ishiki
Director at the time of incorporation	Atsuko Ishizaki
Representative Director at the time of incorporation	Hideyuki Ishii

(Name and Address of the Incorporator, the Number of Shares to be Issued at Incorporation to be Allocated, and the Amount of Money to be Paid in Exchange for the Shares to be Issued at Incorporation)

Article 20	The names and addresses of the incorporator, the number of shares to be issued at incorporation to be allocated to each incorporator, and the amounts of cash and in-kind contributions to be paid in exchange for the shares to be issued at incorporation are as follows.

12-3 Midori 3-chome, Otaru City, Hokkaido Hideyuki Ishii

Common shares 1700 shares 85 million yen

Contribution in kind: 100 shares (as stated in Article 21)

(Contribution in Kind)

Article 21	The names of the persons making contributions in kind upon the establishment of the Company, the property constituting the purpose of such contributions, their respective values, and the number of shares allocated in exchange are as follows:

1 Investor and Incorporator: Hideyuki Ishii

2 The contributed assets and their values, along with the number of shares to be allocated, are as follows:

Equipment and supplies

1 Communication Equipment - Model

NTT East Corporation, Manufactured in 2014 (Serial No. 98-10) Multi Business System Alpha RX11

TEL (Large-scale Main Unit)

1,000,000 yen 20 shares

2 Freezer Unit

Sanyo Electric Co., Ltd. Made in 2014

(Sanyo MICM DEFR OST Timer SDT-53TF)

E-T Max Freezer Unit

4,00,000 yen 80 shares

(Matters not specified in the articles of incorporation)

Article 22	Matters not provided for in these Articles of Incorporation shall be governed by the Companies Act and other applicable laws and regulations.

The foregoing Articles of Incorporation are true and correct.

Dated: November 16, 2023 (Reiwa 5)

Nihon Shintatsu Co., Ltd.

Hideyuki Ishii, Representative Director

定　款

日本信達株式会社

日本信達株式会社　定　款

第 １章     総　則

（商　号）

第1条	当会社は、日本信達株式会社と称する。

（目　的）

第2条	当会社は、次の事業を営むことを目的とする。

(1)	不動産の売買・仲介・斡旋・賃貸借管理及び不動産開発並びにこれらのコンサルタント業

(2)	金融業、総合リース業及び有価証券の投資業

(3)	貿易、為替、国際金融、国際投資に関する調査、研究の受託並びにその支援業務

(4)	通訳及び翻訳業

(5)	生命保険及び損害保険の代理店業務

(6)	労働者派遣事業

(7)	外国人技能実習生及び特定技能外国人に対する各種支援業務

(8)	外国人労働者就労の斡旋及びコンサルタント業務

(9)	人材育成のための教育事業、カウンセリング及びそれらのコンサルティング業

(10)	有料職業紹介事業及び無料職業紹介事業

(11)	食品・海産物の販売及びその輸出入

(12)	一般貨物の海・陸運送業

(13)	飲食店の経営

(14)	インターネットによる通信販売

(15)	前各号に附帯する一切の事業

（本店の所在地）

第3条	当会社は、本店を北海道小樽市に置く。

（公告の方法）

第4条	当会社の公告は、官報に掲載してする。

第２章　株　式

（発行可能株式総数）

第5条	当会社の発行可能株式総数は、5０００株とする。

（株式の譲渡制限）

第6条	当会社の発行する株式は、すべて譲渡制限株式とし、これを譲渡によって取得するときは、株式総会の承認を受けなければならない。

（基準日）

第7条	当会社は、毎事業年度末日の最終の株主名簿に記載された議決権を有する株主をもって、その事業年度に関する定時株主総会において権利を行使することができる株主とする。

第３章     株主総会

（招集）

第8条	当会社の定時株主総会は、毎事業年度末日の翌日から３か月以内に招集し、臨時株主総会は、その必要がある場合に随時これを招集する。

（議長及び議決方法）

第9条	株主総会の議長は、代表取締役社長がこれにあたる。

2	株主総会の決議は、法令又は定款に別段の定めがある場合を除き、出席した議決権を行使することができる株主の議決権の過半数をもって行う。

3	会社法第３０９条第２項に定める決議は、定款に別段の定めがある場合を除き、議決権を行使することが株主の議決権の３分の１以上を有する株主が出席した当該株主の議決権の３分の２以上に当たる多数をもって行う。

第４章     取締役

（取締役の員数）

第10条	当会社の取締役は５名以内とする。

（資格）

第11条	当会社の取締役は当会社の株主の中から選任する。

2	前項の規定にかかわらず、議決権を行使することができる株主の議決権の過半数をもって、株主以外の者から選任することを妨げない。

（取締役の選任及び解任の方法）

第12条	当会社の取締役の選任は、株主総会において議決権を行使することができる株主の議決権の３分の１以上を有する株主が出席し、出席した当該株主の議決権の議決権の過半数をもって行う。

2	取締役の選任については、累積投票によらない。

3	取締役の解任は会社法第３０９条第２項に定める株主総会の決議によって行う。

（社長及び代表取締役）

第13条	取締役が２名以上いるときは、取締役の互選によって代表取締役１名を定めるものとする。

2	代表取締役は社長とし取締役１名のときは、当該取締役を社長とする。

3	社長は、当会社を代表し、会社の業務を統括する。

（任期）

第14条	取締役の任期は選任後１０年以内に終了する事業年度のうち最終のものに関する定時株主総会の終結の時までとする。

2	補欠又は増員により選任された取締役の任期は、前任者又はその選任時に在任する取締役の任期の満了すべき時までとする。

第５章     計　算

（事業年度）

第15条	当会社の事業年度は、毎年５月１日から翌年４月３０日までとする。

第6　章附則

（設立に際して発行する株式）

第16条	当会社の設立に際して発行する株式の種類及び数は、普通株式400株とし、その発行価額は1株につき金5万円とする。

（設立に際して出資される財産の最低額）

第17条	当会社の設立に際して出資される財産の最低額は金2000万とする。

（最初の事業年度）

第18条	当会社の最初の事業年度は、当会社成立の日から平成2 9年4月3 0日までとする。

（設立時役員）

第19条	当会社の設立時役員は、次のとおりとする。

設立時取締役	石井秀幸

設立時取締役	石崎温子

設立時代表取締役	石井秀幸

（発起人の氏名及び住所、割当てを受ける設立時発行株式の数及び設立時発行株式と引換えに払い込む金銭の額）

第20条	発起人の氏名、住所、発起人が割当てを受ける設立時発行株式の数及び設麟時発行株式と引き換えに払い込む金銭及び現物出資の額は次のとおりである。

北海道小樽市緑三丁目1 2番3号	石井秀幸

普通株式	1 7 0 0株金8 5 0 0万

現物出資	1 0 0株（第2 1条記載のとおり）

（現物出資）

第21条	当会社の設立に際して現物出資をする者の氏名 出資の目的である財産、その価額並びにこれを対して割りあてる株式の数は、次のとおりである。

1	出資者発起人 石井秀幸

2	出資財産及びその価額並びに割り当てる株式の数は、次のとおりである。

器具備品

①通信機器ー式

株式会社NTT東日本 平成2 6年製（製造番号98-10)

マルチビジネスシステムアルファーRX11

TEL	（大型主装置）

金	1 0 0万円	2 0株

②冷凍庫ー式

三洋電機株式会社平成2 6年製

(sanyo     micm      defrost timersdt-53tf製）

イーターマックス冷凍機一式

金	400万円	8 0株

（定款に定めのない事項）

第22条	この定款に定めのない事項については、全て会社法その他の法令に従う。

上記、現行定款に相違ありません。

令和5年11月16日

日本信達株式会社

代表取締役　石井　秀幸